UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 15, 2022
Date of Report (date of earliest event reported)
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BUNGE LIMITED
(Exact name of registrant as specified in its charter)
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Bermuda (State or other jurisdiction of incorporation or organization)	001-16625 (Commission File Number)	98-0231912 (I.R.S. Employer Identification Number)
1391 Timberlake Manor Parkway Chesterfield, MO 63017
(Address of principal executive offices and zip code)
(314) 292-2000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.01 par value per share	BG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry Into a Material Definitive Agreement
Revolving Credit Agreement

On July 15, 2022, Bunge Limited Finance Corp. (“BLFC”), a wholly owned subsidiary of Bunge Limited (“Bunge”), entered into an unsecured U.S. $1,100,000,000 364-day Revolving Credit Agreement (the “Credit Agreement”) among BLFC, as borrower, Sumitomo Mitsui Banking Corporation, as syndication agent, BNP Paribas, Citibank, N.A., Natixis, New York Branch, and U.S. Bank National Association, as co-documentation agents, Coöperatieve Rabobank U.A., New York Branch, as administrative agent (the “Administrative Agent”), and certain lenders party thereto (the “Lenders”). Each Lender is required to fund all borrowing requests delivered by BLFC unless such Lender has delivered a declining lender notice to the Administrative Agent as of 9:00 am (New York City time) on the date such borrowing request is delivered. The Credit Agreement matures on July 14, 2023. BLFC may also from time to time request one or more of the existing Lenders or new lenders to increase the total participations under the Credit Agreement by an aggregate amount up to $250,000,000 pursuant to an accordion provision set forth in the Credit Agreement. The Credit Agreement replaces the existing U.S. $1,000,000,000 364-day Revolving Credit Agreement, dated as of July 16, 2021 (the “Terminated Credit Agreement”), among BLFC, as borrower, Sumitomo Mitsui Banking Corporation, as syndication agent, BNP Paribas, Citibank, N.A., Natixis, New York Branch, and U.S. Bank National Association, as co-documentation agents, Coöperatieve Rabobank U.A., New York Branch, as administrative agent, and certain lenders party thereto that was scheduled to mature on July 15, 2022, which was terminated in accordance with its terms on July 15, 2022. No principal amounts were outstanding under the Terminated Credit Agreement on the date of termination. BLFC may use proceeds from future borrowings under the Credit Agreement to fund intercompany advances to Bunge and/or certain Bunge subsidiaries, repay outstanding pari passu indebtedness of BLFC and pay expenses incurred in connection with the Credit Agreement and any pari passu indebtedness of BLFC.

Borrowings under the Credit Agreement will bear interest, at BLFC’s option, at the daily simple or term Secured Overnight Financing Rate (“SOFR”) plus a 0.10% SOFR adjustment plus the Applicable Margin (as defined below) or at the alternate base rate then in effect plus the Applicable Margin minus one percent (1.00%). The margin applicable to a daily simple SOFR, term SOFR or alternate base rate borrowing (the “Applicable Margin”) will vary between 0.55% and 1.00% and be based on the higher of the senior long-term unsecured debt rating that Moody’s and S&P provides of (a) Bunge, or (b) if Moody’s or S&P, as applicable, does not provide such a rating of Bunge, then the Bunge Master Trust, or (c) if Moody’s or S&P, as applicable, does not provide such a rating of Bunge or the Bunge Master Trust, then BLFC.

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants, including certain limitations on the ability of BLFC, among other things, to incur liens, incur indebtedness, sell or transfer assets or receivables or engage in mergers, consolidations, amalgamations or joint ventures, and customary events of default.

The obligations of BLFC under the Credit Agreement are guaranteed by Bunge pursuant to a separate Guaranty, dated as of July 15, 2022 (the “Guaranty”). The Guaranty contains certain customary representations and warranties and affirmative and negative covenants. The Guaranty obligates Bunge to maintain a total consolidated current assets to total consolidated current liabilities ratio, a maximum consolidated adjusted net debt to consolidated adjusted capitalization ratio and a maximum secured indebtedness to tangible assets ratio. The Guaranty also includes certain limitations on the ability of Bunge to engage in merger, consolidation or amalgamation transactions or sell or otherwise transfer all or substantially all of its property, business or assets.

From time to time, certain of the lenders under the Credit Agreement and/or their affiliates provide financial services to Bunge, BLFC and other subsidiaries of Bunge.

The Credit Agreement and the Guaranty are included as Exhibits 10.1 and 10.2 hereto and are incorporated by reference herein.

The foregoing descriptions of the Credit Agreement and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of those documents.

Item 1.02 - Termination of a Material Definitive Agreement

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the termination of the Terminated Credit Agreement is hereby incorporated by reference in this Item 1.02.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01 - Financial Statements and Exhibits
(d):     Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated July 15, 2022
10.2	Guaranty by Bunge Limited pursuant to the Credit Agreement, dated July 15, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2022

BUNGE LIMITED

By:	/s/ Lisa Ware-Alexander
Name:	Lisa Ware-Alexander
Title:	Secretary